UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 30, 2009
Date of Report (date of Earliest Event Reported)

TELETOUCH COMMUNICATIONS, INC.
(Exact Name of Company as Specified in its Charter)

DELAWARE	001-13436	75-2556090
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5718 Airport Freeway, Fort Worth, Texas 76117
(Address of principal executive offices and zip code)

  (800) 232-3888
 (Company’s telephone number, including area code)

Not applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01           Other Events

Progressive Concepts, Inc., a Texas corporation and a wholly-owned subsidiary of Teletouch Communications, Inc., a Delaware corporation (collectively, the “Company”), commenced an arbitration proceeding against New Cingular Wireless PCS, LLC and AT&T Mobility Texas LLC (collectively, “AT&T”) seeking at least $100 million in damages. The binding arbitration was commenced to seek relief for damages incurred when AT&T prevented the Company from selling the popular iPhone and other “AT&T exclusive” products and services that PCI is contractually entitled to provide to its customers.  In addition, the Company’s Initial Statement of Claim alleges, among other things, that AT&T has violated the longstanding non-solicitation provisions of a certain distribution agreement by and between the companies by actively inducing customers to leave PCI for AT&T and employing predatory business practices. PCI is represented in this matter by the law firm of Bracewell & Giuliani, LLP. A copy of the Notice and Initial Statement of Claims is attached herewith as Exhibit 99.1.

Also on September 30, 2009, the Company issued a press release announcing the foregoing arbitration action, a copy of which press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01.          Financial Statements and Exhibits

99.1                Notice and Initial Statement of Claims
99.2                Press release dated September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	September 30, 2009	By: /s/	Thomas A. Hyde, Jr.
			Name:	Thomas A. Hyde, Jr.
			Title:	President & COO